UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 15, 2004

PYRAMID BREWERIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 206-682-8322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2004, Pyramid Breweries Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that a member of its audit committee, Ms. Nancy Mootz, had unexpectedly passed away, and that as a result of Ms. Mootz’s death, the Company is not in compliance with the audit committee composition requirements set forth in Rule 4350(d)(2)(A) of Nasdaq’s Marketplace Rules, which requires a listed issuer to have at least three independent members on its audit committee. The audit committee currently consists of only two members, Mr. Scott Svenson and Mr. Scott Barnum, both of whom meet the independence and financial literacy requirements set forth in Nasdaq Rule 4350(d)(2)(A)(i). In addition, the Company’s board previously had determined that Mr. Svenson meets the financial sophistication requirement described in Nasdaq Rule 4350(d)(2)(A)(i). The Company’s board is considering its options regarding this vacancy and understands that, pursuant to Nasdaq Rule 4350(d)(4)(B), the vacancy must be filled by the date of the Company’s next annual meeting.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 21, 2004.

PYRAMID BREWERIES INC.

By:	/s/ James K. Hilger

James K. Hilger, Vice President and Chief Financial Officer